Pre-Qualification Amendment No. 1

File No. 024-12689

EXPLANATORY NOTE

This is a pre-qualification amendment to the offering statement on Form 1-A filed by Hopscotch Go Corp (the “Offering Statement”). This Pre-Qualification Amendment No. 1 to the Offering Statement is filed solely for the purpose of filing the Signature Page for the Offering Statement. Accordingly, this Pre-Qualification Amendment No. 1 to the Offering Statement consists only of the Signature Page. The Offering Circular contained in Part II of the Offering Statement is unchanged by this Pre-Qualification Amendment No. 1 and has therefore been omitted.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on 12/4/25

By:
Hopscotch Go Corporation

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Andrew Schmertz

Chairman and Chief Executive Officer

December 4, 2025